Exhibit 2.2
                                                                     -----------

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


IN RE:                                 )     CASE NO.
                                       )
ITHACA INDUSTRIES, INC.,               )     CHAPTER 11
                                       )
                        DEBTOR.        )
                                       )

                            MODIFICATION OF DEBTOR'S
                       PREPACKAGED PLAN OR REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

            Pursuant to Section 1127 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., and Rule 3019 of the Federal Rules of Bankruptcy Procedure, Ithaca Industries, Inc. (the "Debtor"), debtor and debtor-in-possession, submits the following modification to the Debtor's Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated August 29, 1996 (the "Plan"):

            1. Section 8.1(c) of the Plan is deleted in its entirety and replaced with the following:

            "(c) The aggregate amount of (i) scheduled (where no superseding proof of Claim is timely filed) and filed General Unsecured Claims, and (ii) the Debtor's accounts payable as of the Petition Date in respect of trade and payroll obligations as contained in the Debtor's books and records and set forth in an officer's




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certificate to be filed with the Bankruptcy Court on or prior to the date of the
Confirmation Hearing, shall not exceed $20,000,000."


Dated:      Wilmington, Delaware
            October 8, 1996

                                    ITHACA INDUSTRIES, INC.
                                    Debtor and Debtor-in-Possession



                                    By:         /s/ Jim Waller
                                        ------------------------------------
                                        Jim Waller,
                                        Chairman, President and Chief
                                        Executive Officer


YOUNG, CONAWAY, STARGATT & TAYLOR
Co-Counsel to the Debtor and
  Debtor-in-Possession


By:     /s/ Laura Davis Jones
    ---------------------------------
    Laura Davis Jones (LDJ-2436)
    11th Floor, Rodney Square North
    P.O. Box 391
    Wilmington, Delaware 19899-0391
    (302) 571-6642

                  -and-

PROSKAUER ROSE GOETZ & MENDELSOHN LLP
Counsel to the Debtor and
  Debtor-in-Possession
By: Jeffrey W. Levitan (JL-6155)
A Member of the Firm
1585 Broadway
New York, New York  10036
(212) 969-3000